Exhibit 10.28

INFINITY ENERGY RESOURCES, INC.

September 16, 2009

Jeff Roberts

The Unconventionals

1420 Dudley Dr.

Carrollton, TX  75007-2769

Via Email - jeff@theunconventinals.gmail

Dear Jeff:

This letter Will confirm Jeff Roberts’ engagement to assist Infinity Energy Resources, Inc. in its oil and gas holdings in Nicaragua.

Jeff Roberts will assist in the following in connection with Infinity Energy Resource Inc.’s Nicaragua oil and gas holdings.

Phase I - Technical Studies

•	Preparation of a geological and geophysical interpretation of existing data in the two blocks (in coordination with TKGES).
•	An evaluation of the petroleum system and potential reserves in the area.
•	An economic assessment considering various scenarios and sensitivities.
•	Prepare final report

Phase II - Farmout

Oversee:

•	Preparation and disseminating of promotional materials
•	Organizing of data room
•	Management of the data and the sales process.
•	Assist in all negotiations.

Jeff Roberts will be compensated as follows

•	A success fee of 5% of the upfront cash paid to Infinity by a third party earning an interest in the Nicaragua assets up to $20,000,000 and 10% of any amount exceeding $20,000,000.
•	A success fee of 2% of the remainder value of the transaction, which will include all investment and any other form of contribution firmly committed by a third party to the Nicaragua project.
•	A cost fee 1% overriding royalty interest on all oil and gas produced.

11900 College Blvd., Ste. 204 • Overland Park, KS 66210 • PH (913) 948-9512 • FAX (913) 338-4458

Jeff Roberts’ work product will be based on information furnished by and through Infinity Energy Resources, Inc. and Jeff Roberts makes no representation or warranties with regard to its work product nor the success of any work associated with this agreement.  Infinity Energy Resources, Inc. release and indemnities Jeff Roberts for all claims associated with this agreement.

Jeff Roberts we look forward to working with you.

Sincerely, /s/ Stanton E. Ross Stanton E. Ross CEO & Chairman Infinity Energy Resources, Inc.

Agreed to and accepted this 17th day of December, 2009.

/s/ Jeff Roberts
Jeff Roberts

11900 College Blvd., Ste. 204 • Overland Park, KS 66210 • PH (913) 948-9512 • FAX (913) 338-4458